EXHIBIT 10.3

ADMINISTRATIVE SERVICES AGREEMENT

AMONG

K-SEA GP LLC,

K-SEA GP HOLDINGS LP

AND

K-SEA TRANSPORTATION INC.

i

ii

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT is entered into on               , 2008 among K-Sea GP LLC, a Delaware limited liability company (the “General Partner”), K-Sea GP Holdings LP, a Delaware limited partnership (the “Partnership”), and K-Sea Transportation Inc., a Delaware corporation (“KTI” and collectively with the General Partner and the Partnership, the “Parties” and each, a “Party”).

RECITALS

A.            The Partnership is the owner, directly or indirectly, of interests in the Business (as hereinafter defined);

B.            The Partnership Group (as hereinafter defined) requires certain services to operate the Business and to fulfill other general and administrative functions relating to the Business; and

C.            The Partnership Group desires that KTI provide such services, and KTI is willing to undertake such engagement, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, the General Partner, the Partnership and KTI agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Administrative Fee” is defined in Section 4.1.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Administrative Services Agreement, as it may be amended, supplemented or restated from time to time.

“Bankrupt” with respect to any Person means such Person shall generally be unable to pay its debts as such debts become due, or shall so admit in writing or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 30 days; or such Person shall take any action to authorize any of the actions set forth above.

“Business” means the business of the Partnership Group.

“Confidential Information” means non-public information about the disclosing Party’s or any of its Affiliates’ business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information, including software (source and object code) and programming code, of a Party or its Affiliates marked or designated “confidential” or “proprietary” or by its nature or the circumstances surrounding its disclosure it should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information does not include information that (i) is in or enters the public domain without breach of this Agreement, or (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and to the receiving Party’s knowledge without breach of a nondisclosure obligation.

“Damages” is defined in Section 9.1.

“Default Rate” means an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to the prime interest rate of the MLP’s principal lender.

“Environmental Law” means current local, county, state, federal, and/or foreign law (including common law), statute, code, ordinance, rule, order, judgment, decree, regulation or other legal obligation relating to the protection of health, safety or the environment or natural resources, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.), as amended, the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), as amended, the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), as amended, the Clean Air Act (42 U.S.C. section 7401 et seq.), as amended, the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), as amended, the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as amended, the Safe Drinking Water Act (42 U.S.C. section 300(f) et seq.), as amended, analogous state, tribal or local laws, and any similar, implementing or successor law, and any amendment, rule, regulation, or directive issued thereunder, including any determination by, or interpretation of any of the foregoing by any Governmental Authority that has the force of law.

“Force Majeure” means any cause beyond the reasonable control of a Party, including the following causes (unless they are within such Party’s reasonable control): acts of God, strikes, lockouts, acts of the public enemy, wars or warlike action (whether actual or impending), arrests and other restraints of government (civil or military), blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tornadoes, named tropical storms and hurricanes, floods, civil disturbances, terrorism, mechanical breakdown of machinery or equipment, explosions, confiscation or seizure by any government or other public authority and any order of any court of competent jurisdiction, regulatory agency or governmental body having jurisdiction.

“G&A Services” means those general and administrative services necessary or useful for the conduct of the business of the Partnership Group, including accounting, corporate development, finance, marketing and legal.

“General Partner” is defined in the introductory paragraph.

“Governmental Approval” means any material consent, authorization, certificate, permit, right-of-way grant or approval of any Governmental Authority that is necessary for the construction, ownership and operation of the Business in accordance with applicable Laws.

“Governmental Authority” means any court or tribunal in any jurisdiction or any federal, state, tribal, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body or any quasi-governmental or private body lawfully exercising any regulatory or taxing authority.

“KSP GP” means K-Sea General Partner GP LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership and the general partner of the MLP.

“KTI” is defined in the introductory paragraph.

“KTI Party” is defined in Section 9.1.

“Laws” means any applicable statute, Environmental Law, common law, rule, regulation, judgment, order, ordinance, writ, injunction or decree issued or promulgated by any Governmental Authority.

“MLP” means K-Sea Transportation Partners L.P., a Delaware limited partnership.

“MLP Group” means the MLP or KSP GP and their respective Subsidiaries.

“Parties” is defined in the introductory paragraph.

“Partnership” is defined in the introductory paragraph.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended or restated from time to time.

“Partnership Group” means the General Partner, the Partnership and all of their respective Subsidiaries other than the MLP Group.

“Payment Amount” is defined in Section 4.1.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“PPI” means the Producer Price Index (PPI), Management Consulting Services — North American Industry Classification System (NAICS) 541610, published by the Bureau of Labor Statistics as printed in the PPI Detailed Report, or if such industry data is no longer published by the Bureau of Labor Statistics, then the industry data published by the Bureau of Labor Statistics agreed to in good faith by KTI and the General Partner to be the most analogous to the Producer Price Index (PPI), Management Consulting Services  — North American Industry Classification System (NAICS) 541610.

“Services” is defined in Section 2.2.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Other terms defined herein have the meanings so given them.

Section 1.2             Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; (e) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

RETENTION OF KTI; SCOPE OF SERVICES

Section 2.1             Retention of KTI.  The Partnership hereby engages KTI to perform the Services, as directed by the General Partner, and to provide all personnel and any facilities, goods and equipment not otherwise provided by the Partnership Group necessary to perform the Services.  KTI hereby accepts such engagement and agrees to perform the Services requested by the General Partner and to provide any personnel, facilities, goods and equipment not otherwise provided by the Partnership Group, and to provide all employees as may be reasonable and necessary to perform the Services.

Section 2.2             Scope of Services.  The “Services” shall consist of such services the General Partner determines may be reasonable and necessary to operate the Business, including, without limitation, any G&A Services and those services described on Schedule I hereto.  KTI hereby covenants and agrees that the Services will be performed in accordance with (i) applicable material Governmental Approvals and Laws and (ii) industry standards.

Section 2.3             Exclusion of Services.  The General Partner may temporarily or permanently exclude any particular service from the scope of the Services upon 90 days’ notice to KTI.

Section 2.4             Performance of Services by Affiliates and Third Parties.  The Parties hereby agree that in discharging its obligations hereunder, KTI may engage any of its Affiliates or any qualified third party to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate or third party shall be treated as if KTI performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve KTI of its obligations hereunder.

Section 2.5             Intellectual Property.

(a)           Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed, by KTI, its Affiliates or its or their employees in connection with the performance of the Services shall be the property of KTI; provided, however, that the Partnership Group shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such inventions or material; and further provided, however, that the Partnership Group shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to KTI by any Person other than an Affiliate of KTI.  Notwithstanding the foregoing, KTI will use all commercially reasonable efforts to grant such right and license to the Partnership Group.

(b)           The General Partner and the Partnership hereby grant to KTI and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by the Partnership Group to KTI or its Affiliates, but only to the extent such use is necessary for the performance of the Services.  KTI agrees that it and its Affiliates will utilize such intellectual property solely in connection with the performance of the Services.

Section 2.6             Appointment of Independent Accounting Firm.  Notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge and agree that the General Partner shall have the exclusive authority to appoint an independent registered public accounting firm to audit the financial statements of the Partnership and the General Partner.

ARTICLE III

BOOKS, RECORDS AND REPORTING

Section 3.1             Books and Records.  KTI shall maintain accurate books and records regarding the performance of the Services and its calculation of the Payment Amount, and shall maintain such books and records for the period required by applicable accounting practices or Law.

Section 3.2             Audits.  The Partnership shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.1.  Such right may be exercised through any agent or employee of the Partnership Group designated in writing by it or by an independent public accountant, attorney or other agent so designated.  The Partnership shall bear all costs and expenses incurred in any inspection, examination or audit.  KTI shall review and respond in a timely manner to any claims or inquiries made by the Partnership regarding matters revealed by any such inspection, examination or audit.

Section 3.3             Reports.  KTI shall prepare and deliver to the Partnership any reports provided for in this Agreement and such other reports as the Partnership may reasonably request from time to time regarding the performance of the Services.

ARTICLE IV

PAYMENT AMOUNT

Section 4.1             Payment Amount.

(a)           The Partnership shall on a quarterly basis (i) pay KTI a fixed fee of $87,500 for the then-completed quarter (as may be adjusted from time to time as provided below, the “Administrative Fee”) and (ii) reimburse KTI for all reasonable third-party expenses that KTI incurs on behalf of the Partnership Group (collectively with the Administrative Fee, the “Payment Amount”).

(b)           The Administrative Fee shall increase (or decrease) in the following circumstances:

(i)            Beginning on the first day of April in each year beginning with April 1, 2010, the Administrative Fee shall be adjusted so that the new Administrative Fee for such year shall equal the product of the then-current Administrative Fee multiplied by a fraction the numerator of which is the PPI for the immediately preceding year and the denominator of which is the PPI for the immediately preceding year to such year; provided, however, that KTI shall have the right to decline any such increase in the Administrative Fee in its sole discretion. By way of example, the quarterly Administrative Fee for the twelve-month period beginning on April 1, 2010 shall be equal to $87,500 times a fraction the numerator of which is the PPI for 2009 and the denominator of which is the PPI for 2008. If the PPI for a given year is revised after April 1 of the year in question, then the Administrative Fee shall be adjusted accordingly.

(ii)           If the Partnership or any other member of the Partnership Group acquires additional assets, then KTI may propose a revised Administrative Fee that covers the provision of Services for such additional assets.  If the General Partner, on behalf of the Partnership Group and with the concurrence of the conflicts committee of the board of directors of the General Partner, agrees to such revised Administrative Fee, KTI shall provide Services for the additional assets pursuant to the terms set forth herein.

(iii)          If the Partnership and KTI otherwise agree to increase the Administrative Fee; provided, however, that any such increase shall be approved by the board of directors of the General Partner with the concurrence of the conflicts committee of such board.

Section 4.2             Payment of Payment Amount.  KTI shall invoice the Partnership within 25 days after the close of each quarter for the estimated Payment Amount, plus or minus any adjustment necessary to correct prior estimated billings to actual billings.  Subject to Section 4.3, all invoices shall be due and payable, in immediately available funds, within thirty days after receipt of each invoice.  Upon the request of the Partnership, KTI shall furnish a reasonable detail of the Services provided and charges assessed during any quarter.

Section 4.3             Disputed Charges.  THE PARTNERSHIP MAY, WITHIN 120 DAYS AFTER RECEIPT OF A CHARGE FROM KTI, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A CORRECT CALCULATION OF THE ADMINISTRATIVE FEE AND/OR A REASONABLE COST INCURRED BY KTI OR ITS AFFILIATES IN CONNECTION WITH THE SERVICES. THE PARTNERSHIP SHALL NEVERTHELESS PAY KTI IN FULL WHEN DUE THE FULL PAYMENT AMOUNT OWED TO KTI.  SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE PARTNERSHIP TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A CORRECT CALCULATION OF THE ADMINISTRATIVE FEE AND/OR A REASONABLE COST INCURRED BY KTI OR ITS AFFILIATES IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY KTI TO THE PARTNERSHIP TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY THE PARTNERSHIP TO THE DATE OF REFUND BY KTI.

Section 4.4             Set Off.  In the event that KTI owes the Partnership a sum certain in an uncontested amount under any other agreement, then any such amounts may be aggregated and the Partnership and KTI may discharge their obligations by netting those amounts against any amounts owed by the Partnership to KTI under this Agreement. If the Partnership or KTI owes the other party a greater aggregate amount, that Party may pay to the other Party the difference between the amounts owed.

Section 4.5             KTI’s Employees.  The obligations under Sections 4.1 and 4.2, to the extent they relate to Services provided by employees of KTI or its Affiliates, shall be limited to payment to KTI for expenses in connection with its or its Affiliates’ employees engaged in the provision of Services hereunder, and the Partnership shall not be obligated to pay to KTI’s or its Affiliates’ employees directly any compensation, salaries, wages, bonuses, benefits, social security taxes, workers’ compensation insurance, retirement and insurance benefits, training and other such expenses; provided, however, that the Partnership may, at its option, compensate such employees under one or more equity-based incentive compensation plans for the provision of Services hereunder; and provided further, however, that if KTI fails to pay any employee, with the exception of employee claims for amounts owed that KTI disputes in good faith, within 30 days of the date such employee’s payment is due:

(a)           The Partnership may (i) pay such employee directly, (ii) employ such employee directly, (iii) notify KTI and begin to pay all employees providing service to the Partnership directly, or (iv) notify KTI that this Agreement is terminated and employ all employees directly; and

(b)           KTI shall reimburse the Partnership, as the case may be, the amount the Partnership paid to KTI for employee services that KTI did not pay to any such employee.

Section 4.6             Approval of Expenses.  KTI acknowledges that all charges for Services assessed by KTI and included in the Payment Amount must be approved by the persons authorized to approve such Payment Amount pursuant to the Partnership’s governance and delegation-of-authority process. Additionally, KTI acknowledges that the Audit Committee of the Board of Directors of the General Partner, or if there is no Audit Committee, the entire Board of Directors of the General Partner, may at any time review the Payment Amounts and the levels of Services and, as a result, may direct the Partnership to decrease the level of Services or to dispute a prior invoice pursuant to Section 4.3.  In addition to the information KTI is obligated to provide pursuant to Section 4.2, KTI shall provide such other information as reasonably necessary to determine the veracity or appropriateness of any Payment Amount hereunder.

ARTICLE V

FORCE MAJEURE

A Party’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting KTI, KTI shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.

ARTICLE VI

ASSIGNMENTS AND SUBCONTRACTS

Section 6.1             Assignments.

(a)           Without the prior consent of KTI, none of the Partnership or the other members or the Partnership Group may sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.

(b)           Without the prior consent of the Partnership, KTI may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation or performance of Services to an

Affiliate of KTI or a qualified third party as permitted by Section 2.4 and the sale, assignment, transfer or conveyance of its rights hereunder to any such Affiliate.

Section 6.2             Other Requirements.  Subject to the other provisions hereof:

(a)           All materials and workmanship used or provided in performing the Services shall be in accordance with applicable specifications and standards.

(b)           KTI shall exercise reasonable diligence to obtain the most favorable terms or warranties available from vendors, suppliers and other third parties, and where appropriate, KTI shall assign such warranties to the Partnership.

(c)           In rendering the Services, KTI shall not discriminate against any employee or applicant for employment because of race, creed, color, religion, sex, national origin, age or handicap, and shall comply with all applicable provisions of Executive Order 11246 of September 24, 1965, and any successor order thereto.

(d)           KTI agrees to exercise reasonable diligence to ensure that, during the term of this Agreement, it shall not employ unauthorized aliens as defined in the Immigration Reform and Control Act of 1986, or any successor law.

ARTICLE VII

TERMINATION

Section 7.1             Termination by the Partnership on behalf of the Partnership Group.

(a)           Upon the occurrence of any of the following events, the Partnership, on behalf of the Partnership Group, may terminate this Agreement by giving written notice of such termination to KTI:

(i)            the Partnership and its Affiliates cease to maintain a direct or indirect controlling interest in KSP GP or KTI; or

(ii)           KTI’s failure to pay any employee within thirty (30) days of the date such employee’s payment is due, subject to the limitations described in Section 4.5.

Any termination under this Section 7.1(a) shall become effective immediately upon delivery of the notice first described in this Section 7.1(a), or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the Partnership.

(b)           In addition to its rights under Section 7.1(a), the Partnership may terminate this Agreement at any time by giving notice of such termination to KTI. Any termination under this Section 7.1(b) shall become effective 90 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by the Partnership.

(c)           In the event that KTI becomes Bankrupt or dissolves and commences liquidation or winding-up, this Agreement shall automatically terminate without notice to KTI.

Section 7.2             Termination by KTI.

(a)           KTI may terminate this Agreement by giving written notice of such termination to the Partnership in the event that the Partnership and its Affiliates cease to maintain a direct or indirect controlling interest in KSP GP or KTI.  Any termination under this Section 7.2(a) shall become effective immediately upon delivery of the notice first described in this Section 7.2(a).

(b)           In addition to its rights under Section 7.2(a), KTI may terminate this Agreement at any time by giving notice of such termination to the Partnership. Any termination under this Section 7.2(b) shall become effective 90 days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be specified by KTI.

Section 7.3             Effect of Termination.  If this Agreement is terminated in accordance with Section 7.1 or 7.2, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of the Payment Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

ARTICLE VIII

CONFIDENTIAL INFORMATION

Section 8.1             Nondisclosure.  Each of KTI and the Partnership Group agrees that (i) it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.

Section 8.2             Permitted Disclosure.  Notwithstanding the foregoing, each Party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other Governmental Authority or otherwise as required by law, including without limitation disclosure obligations imposed under the federal securities laws, provided that such Party has given the other Party prior notice of such requirement when legally permissible to permit the other Party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) to its consultants, legal counsel, Affiliates, accountants, banks and other financing sources and their advisors.

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 9.1             Limitation of KTI’s Liability.  Neither KTI nor any of its controlling persons, directors, officers, employees, agents and permitted assigns (each, a “KTI Party”) shall have any liability to the Partnership Group for any losses, damages (including, but not limited to, special, indirect, punitive and/or consequential damages), claims, injury, liability, cost or expense (“Damages”) arising out of this Agreement, whether such Damages arise on account of the furnishing of Services hereunder, the failure to furnish Services hereunder, or otherwise, and whether or not such Damages were caused by the negligence of the KTI Party, including the KTI Party’s sole negligence; provided, however, that the foregoing limitation shall not apply to Damages caused by the KTI Party’s gross negligence or willful, intentional misconduct.

Section 9.2             Partnership’s Indemnity.  The Partnership agrees to indemnify, defend and hold harmless each KTI Party from and against any and all Damages arising out of this Agreement, whether such Damages arise on account of the furnishing of Services hereunder, the failure to furnish Services hereunder, or otherwise, and whether or not such Damages were caused by the negligence of any KTI Party, including the KTI Party’s sole negligence; provided, however, that the foregoing limitation shall not apply to Damages caused by the KTI Party’s gross negligence or willful, intentional misconduct.

Section 9.3             Limitation of Damages.  If the Partnership Group suffers Damages arising out of this Agreement, which Damages were caused by the gross negligence or willful, intentional misconduct of any KTI Party, KTI’s sole liability to the Partnership Group shall be to properly perform the Services in question at no additional cost to the Partnership Group and to pay the Partnership Group for any and all direct damages suffered by the Partnership Group.  Notwithstanding anything to the contrary contained herein or at Law and in equity, in no event shall any KTI Party be liable for punitive, special, indirect, incidental or consequential damages (including, without limitation, damages for loss of business profits, business interruption or any other loss) arising from or relating to any claim made under this Agreement or regarding the provision of or the failure to provide Services, even if KTI had been advised or was aware of the possibility of such damages.

Section 9.4             Affiliate; Third Parties.  If KTI uses the personnel of its Affiliates or third parties to provide Services, KTI shall be responsible for the acts and omissions of such personnel and third parties to the extent provided in this Agreement, and no Affiliate of KTI or third party shall have any liability to the Partnership Group on account of any Damages suffered by the Partnership Group arising out of this Agreement, whether or not such Damages were caused by their negligence and/or gross negligence, including their sole negligence and/or sole gross negligence, or their willful, intentional misconduct.

ARTICLE X

DISPUTE RESOLUTION

If the Parties are unable to resolve any dispute regarding the validity or terms of this Agreement or its termination, service or performance issues, there is a material breach of this Agreement that has not been corrected within thirty (30) days of receipt of notice of such breach or any other dispute between the Parties related to this Agreement, either Party hereto may refer the matter to an arbitrator selected in accordance with the rules of JAMS in Middlesex County, New Jersey as the exclusive remedy for any such dispute, and in lieu of any court action, which is hereby waived. The only exception shall be a claim by either Party for injunctive relief pending arbitration.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1           Notices.  All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by (1) depositing same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested, (2) transmitting by national overnight courier, (3) delivery in person or (4) facsimile to such Party.  Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon confirmation of a successful transmission.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:

if to the General Partner or the Partnership:

K-Sea GP LLC
One Tower Center Boulevard
17th Floor
East Brunswick, NJ 08816
Attention:  President
Fax: (732) 339-6140

if to KTI:

K-Sea Transportation Inc.
One Tower Center Boulevard
17th Floor
East Brunswick, NJ 08816
Attention:  President
Fax: (732) 339-6140

Section 11.2           Further Action.  The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 11.3           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 11.4           Integration.  This Agreement constitutes the entire Agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 11.5           Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of any Party.

Section 11.6           Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 11.7           Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 11.8           Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 11.9           Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 11.10         Amendment or Restatement.  This Agreement may be amended or restated only by a written instrument executed by each of the Parties; provided, however, that after the completion of the Partnership’s initial public offering of common units representing limited partner interests, the Partnership may not, without the prior approval of the conflicts committee of the board of directors of the General Partner or, if there is no such committee, the independent members of such board of directors, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of such common units.  The Parties hereto agree that, for purposes of this Section 11.10, any material change in the nature, quantity or duration of the Services to be provided under this Agreement shall constitute a modification of this Agreement.

Section 11.11         Directly or Indirectly.  Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

K-SEA GP LLC

By:
Name:
Title:

K-SEA GP HOLDINGS LP

By:	K-Sea GP LLC, its General Partner

By:
Name:
Title:

K-SEA TRANSPORTATION INC.

By:
Name:
Title:

Administrative Services Agreement

SCHEDULE I

SERVICES PROVIDED BY KTI
TO THE PARTNERSHIP GROUP

1.             Accounting

2.             Information Technology

3.             Real Property

4.             Legal

5.             Securities and Exchange Commission Reporting

6.             Administrative Services

7.             Financial Services

8.             Insurance Services

9.             Risk Management

10.           Corporate Development

11.           Commercial and Marketing

12.           Treasury

13.           Tax

14.           Audit

15.           Sarbanes-Oxley Compliance

16.           Investor Relations

I-1